UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2012

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Submission of Matters to a Vote of Security Holders

On June 4, 2012, Cornerstone OnDemand, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company elected the individuals listed below as Class I directors to serve on the Company’s Board of Directors for a term of three years or until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Nonvotes*
Byron B. Deeter	38,684,232	89,229	4,618,053

S. Steve Singh	38,687,422	86,039	4,618,053

Robert D. Ward	38,686,605	86,856	4,618,053

In addition, the following proposals were voted on and approved at the Annual Meeting:

1.	Proposal to approve, on an advisory basis, the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
38,650,528	98,463	24,470	9,532,617

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
43,265,518	123,476	2,520	0

3.	Proposal to vote, on an advisory basis, on whether to hold future advisory votes on the compensation of our named executive officers every “3 years,” “2 years” or “1 year.”

Frequency
1 year	2 years	3 years	Abstentions	Broker Nonvotes*
16,317,768	3,763	22,451,230	700	9,532,617

*	Broker nonvotes do not affect the outcome of the election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Perry Wallack
Perry Wallack Chief Financial Officer

Date: June 7, 2012